Exhibit 5.1

K&L Gates LLP

925 4th Avenue, Suite 2900

Seattle, WA 98104

November 4, 2022

Bellevue Life Sciences Acquisition Corp.

10900 NE 4th Street, Suite 2300

Bellevue, WA 98004

Ladies and Gentlemen:

We have acted as counsel to Bellevue Life Sciences Acquisition Corp., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1, File No. 333-264597 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), for the registration of up to 6,900,000 units, including the underwriters’ over-allotment option (the “Public Units”), with each Public Unit consisting of one share of common stock (the “Unit Shares”) of the Company, par value $0.0001 per share (the “Common Stock”), one warrant to purchase one share of Common Stock at an initial exercise price of $11.50 (the “Public Warrants” and, collectively, with the Public Units and the Public Rights, the “Securities”), and one right to receive one tenth (1/10) of a share of the Common Stock upon the consummation of an initial business combination (the “Public Rights”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) or any registration statement prepared by the Company registering additional Public Units pursuant to Rule 462(b) under the 1933 Act, other than as expressly stated herein with respect to the issue of the Public Units.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the following:

1. the Registration Statement;

2. the form of underwriting agreement to be entered into between the Company and the representative on behalf of each of the several underwriters named in Schedule A thereto (the “Underwriting Agreement”);

3. the Company’s Amended and Restated Certificate of Incorporation, as amended;

4. the Company’s Amended and Restated Bylaws (the “Bylaws”);

5. a specimen unit certificate (the “Unit Certificate Specimen”);

6. the Warrant Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”);

7. a specimen warrant certificate (the “Warrant Certificate Specimen”);

8. the Rights Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company (the “Rights Agreement”);

9. a specimen rights certificate (the “Rights Certificate Specimen”); and

10. the corporate action of the Company’s Board of Directors (the “Board Resolutions”) that provides for the issuance of the Public Units, the Common Stock included as part of the Public Units, the Public Warrants and the shares of Common Stock issuable upon exercise of the Public Warrants (the “Warrant Shares”), and the Public Rights and the shares of Common Stock underlying the Public Rights (the “Rights Shares”, and together with the Unit Shares and the Warrant Shares, the “Shares”).

We have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including without limitation, that we have assumed: (i) that each document submitted to or reviewed by us is accurate and complete; (ii) that each such document that is an original is authentic and each such document that is a copy conforms to an authentic original; (iii) that all signatures on each such document are genuine; (iv) that each party to each document reviewed by us has the full power, authority, and legal right to execute, deliver and perform each such document; (v) that each of the documents submitted to or reviewed by us (other than the Public Units, the Public Warrants and the Public Rights) constitutes the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; (vi) that the Public Units, the Public Warrants and the Public Rights are in the form of the Unit Certificate Specimen, the Warrant Certificate Specimen and the Rights Certificate Specimen, as applicable; and (vii) that there are no documents or agreements by or among any of the parties to the transaction described in the Registration Statement, other than those referenced in this opinion letter, that could affect any of the opinions expressed herein and no undisclosed modifications, waivers or amendments (whether written or oral) to any of the documents reviewed by us in connection with this opinion letter. We have not verified any of the foregoing assumptions.

Our opinions set forth below are limited to (i) the Delaware General Corporation Law with respect to the opinions given in numbered paragraphs 2, 4 and 6 below, and (ii) solely in connection with the opinions given in numbered paragraphs 1, 3 and 5 the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing, it is our opinion that:

1. when the Registration Statement becomes effective under the 1933 Act and when the Public Units are issued, delivered and paid for as contemplated by the Warrant Agreement, the Underwriting Agreement and the Registration Statement, the Public Units will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its respective terms.

2. the shares of Common Stock included as part of the Public Units are duly authorized for issuance by the Company, and when the Registration Statement becomes effective under the 1933 Act and the Public Units are issued and paid for as described in the Registration Statement, the Unit Shares will be validly issued, fully paid, and nonassessable.

3. when the Registration Statement becomes effective under the 1933 Act and when the Public Warrants included as part of the Public Units are issued, delivered and paid for as contemplated by the Warrant Agreement, the Underwriting Agreement and the Registration Statement, the Public Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its respective terms.

4. the Warrant Shares are duly authorized for issuance by the Company, and when the Registration Statement becomes effective under the 1933 Act, and the Public Units are issued and paid for as described in the Registration Statement and the Warrant Shares are issued upon exercise pursuant to and in accordance with the Public Warrants, the Warrant Shares will be validly issued, fully paid, and nonassessable.

5. when the Registration Statement becomes effective under the 1933 Act and when the Public Rights included as part of the Public Units are issued, delivered and paid for as contemplated by the Rights Agreement, the Underwriting Agreement and the Registration Statement, the Public Rights will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its respective terms.

6. the Rights Shares are duly authorized for issuance by the Company, and when the Registration Statement becomes effective under the 1933 Act, and the Public Units are issued and paid for as described in the Registration Statement and the Rights Shares are issued pursuant to and in accordance with the Public Rights, the Rights Shares will be validly issued, fully paid, and nonassessable.

Our opinions are subject to and limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or secured parties generally, (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or another equitable remedy, (iii) concepts of materiality, reasonableness, good faith and fair dealing, and (iv) the public policy against indemnifications for violations of securities law.

Our opinions in numbered paragraphs 1, 3 and 5 above are given in reliance on Section 5-1401 of the New York General Obligations Law (“GOL 5-1401”). GOL 5-1401 provides, in pertinent part, that “the parties to any contract . . . may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state.” Although the New York Court of Appeals has recently upheld the application of that statute in IRB-Brasil Resseguros, S.A. v. Inepur Invs., S. A., 82 N.E.2d 609 (N.Y. 2012), we note that legal commentators have questioned the validity thereof under the Constitution of the United States, and we express no opinion as to the constitutionality of such law. We draw your attention to the fact that at least one federal court has, notwithstanding the terms of GOL 5-1401, in dictum noted possible constitutional limitations upon GOL 5-1401, in both domestic and international transactions. See e.g., Lehman Brothers Commercial Corp. v. Minmetals Non-Ferrous Metals Trading Co., No. 94 Civ. 8301, 2000 WL 1702039 (S.D.N.Y. Nov. 13, 2000).

Our opinions expressed herein are based on facts and laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where any of our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date and that each party to an agreement or document referenced herein complies with its obligations and covenants set forth in each such agreement or document. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the offer, sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP

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